Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:    William W. Krippaehne Jr. of Fisher Communications, Inc. 206-404-6783

FISHER ANNOUNCES THIRD QUARTER RESULTS

SEATTLE, November 14, 2003 (BUSINESS WIRE) — Fisher Communications, Inc. (Nasdaq: FSCI) today reported results for the third quarter of 2003. Loss from continuing operations for the three months ended September 30, 2003 was $3,278,000, or $.38 per share. Including losses from discontinued operations amounting to $1,020,000, third quarter 2003 consolidated net loss was $4,298,000, or $.50 per share.

Income from continuing operations for the three months ended September 30, 2002 was $482,000, or $.06 per share. Including losses from discontinued operations of $1,400,000, third quarter 2002 consolidated net loss was $918,000 or $.10 per share. Third quarter 2002 results included the after-tax effects of net gain on derivative instruments amounting to $938,000 included in continuing operations; gain from sale of real estate located on Lake Union in Seattle of $3,475,000, net of tax, included in discontinued operations; and after-tax costs relating to the wind-up of discontinued milling operations amounting to $500,000.

Loss from continuing operations for the nine months ended September 30, 2003 was $8,773,000, or $1.02 per share. These results include a gain from sale of marketable securities amounting to $2,388,000 net of income taxes. Including losses from discontinued operations of $2,758,000, nine-month 2003 consolidated net loss was $11,531,000, or $1.34 per share.

Loss from continuing operations for the nine months ended September 30, 2002 was $1,541,000, or $.18 per share. Including losses from discontinued operations of $3,615,000, and the cumulative effect of a change in accounting principle resulting from impairment of goodwill relating to certain broadcasting properties amounting to $64,373,000, net loss for the nine months ended September 30, 2002 was $69,529,000, or $8.10 per share.

As previously announced, in October 2003 the Company’s real estate subsidiary concluded the sale of its last two commercial properties. Net proceeds after income taxes, closing costs and reimbursement from the buyer of certain other items were approximately $52 million. The Company used the majority of the net proceeds to reduce outstanding mortgages and other corporate debt.

The previously announced sale of two radio stations in Portland, Oregon has received Federal Communications Commission (“FCC”) approval, and is subject to customary closing conditions. The previously announced sale of two television stations located in Georgia is subject to finality of FCC approval dated October 3, 2003 and satisfaction of other customary closing conditions. The Company anticipates that both transactions will be completed before year-end. Net proceeds after income taxes and closing costs are estimated to total approximately $76 million, which the Company intends to use to reduce debt. If these transactions are completed, the Company will achieve its stated goal to reduce long-term debt from its year-end 2002 level by approximately one-half by year-end 2003.

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Fisher Communications, Inc. is a Seattle-based communications and media company focused on creating, aggregating, and distributing information and entertainment to a broad range of audiences. Its 12 network-affiliated television stations are located primarily in the Northwest, and its 29 radio stations broadcast in Washington, Oregon, and Montana. Other media operations currently include Fisher Pathways, a satellite and fiber transmission provider, and Fisher Plaza, a digital communications hub located in Seattle.

Some of the statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. Forward-looking statements include all passages containing verbs such as “aims, anticipates, believes, estimates, expects, hopes, intends, plans, predicts, projects or targets” or nouns corresponding to such verbs. Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be fully evaluated by events that will occur in the future. Forward-looking statements in this press release include, without limitation, the statement that (i) the Company anticipates that the sales of the Portland radio stations and the Georgia television stations will be completed before year-end; (ii) the Company estimates that net proceeds of the sales after income taxes and closing costs will total approximately $76 million; (iii) the Company intends to use the net proceeds of the sales to reduce outstanding debt; and (iv) if the transactions are completed, the Company will achieve its stated goal to reduce long-term debt from its year-end 2002 level by approximately one-half by year-end 2003. There are many risks and uncertainties that could cause actual results to differ materially from those predicted in our forward-looking statements. Without limitation, these factors include the following: each of the sale of the Portland radio stations and the sale of the Georgia stations is subject to closing conditions and may not occur, or may not occur on terms previously announced or announced herein, if those closing conditions are not satisfied or waived; the Company may decide to use the proceeds for other purposes and/or incur additional debt for unanticipated business reasons; net proceeds from the sales of the stations could be higher or lower than our estimates, and if the transactions are not completed, the Company will not achieve its debt reduction goal. Other factors that could cause actual results to differ materially from those predicted in Fisher’s forward-looking statements are set out in the Fisher’s reports filed with the SEC, including its Quarterly Report on Form 10-Q for the third quarter of 2003, filed on November 14, 2003. The forward-looking statements in this press release speak only as of the date on which they are made, and Fisher does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

FISHER COMMUNICATIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts) Unaudited	Nine Months Ended September 30		Three Months Ended September 30
	2003	2002	2003	2002
Revenue	$103,858	$90,219	$36,226	$30,183
Costs and expenses
Cost of services sold	54,108	44,164	19,006	14,731
Selling expenses	19,082	13,979	6,916	5,156
General and administrative expenses	30,666	26,967	9,626	10,027
Depreciation	11,787	11,775	3,859	4,509

	115,643	96,885	39,407	34,423

Loss from operations	(11,785)	(6,666)	(3,181)	(4,240)
Net gain on derivative instruments	460	7,592	49	1,489
Loss from extinguishment of long-term debt		(3,264)
Other income, net	5,737	7,536	651	6,188
Equity in operations of equity investee	9	45	7	13
Interest expense, net	(9,023)	(8,101)	(2,811)	(2,816)

Income (loss) from continuing operations before income taxes	(14,602)	(2,858)	(5,285)	634
Provision (benefit) for federal and state income taxes	(5,829)	(1,317)	(2,007)	152

Income (loss) from continuing operations	(8,773)	(1,541)	(3,278)	482
Loss from discontinued operations, net of income tax:	(2,758)	(3,615)	(1,020)	(1,400)

Loss before cumulative effect of change in accounting principle	(11,531)	(5,156)	(4,298)	(918)
Cumulative effect of change in accounting principle, net of income tax benefit of $34,662		(64,373)

Net loss	$(11,531)	$(69,529)	$(4,298)	$(918)

Income (loss) per share:
From continuing operations	$(1.02)	$(0.18)	$(0.38)	$0.06
From discontinued operations	(0.32)	(0.42)	(0.12)	(0.16)
Cumulative effect of change in accounting principle		(7.50)

Net loss per share	$(1.34)	$(8.10)	$(0.50)	$(0.10)

Income (loss) per share assuming dilution:
From continuing operations	$(1.02)	$(0.18)	$(0.38)	$0.06
From discontinued operations	(0.32)	(0.42)	(0.12)	(0.16)
Cumulative effect of change in accounting principle		(7.50)

Net income (loss) per share assuming dilution	$(1.34)	$(8.10)	$(0.50)	$(0.10)

Weighted average shares outstanding	8,595	8,593	8,597	8,594
Weighted average shares outstanding assuming dilution	8,595	8,593	8,597	8,615

NOTE: Certain prior year balances have been reclassified to conform to the 2003 presentation.

FISHER COMMUNICATIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands) Unaudited			September 30, 2003	December 31, 2002
Assets
Current assets			$62,740	$87,906
Marketable securities, at market value			106,133	107,352
Other assets			180,352	185,715
Property, plant and equipment, net			161,258	165,018

Total assets			$510,483	$545,991

Liabilities and Stockholders’ Equity
Current liabilities			34,927	27,474
Long-term debt, net of current maturities			224,651	248,459
Deferred income taxes			31,450	33,116
Other liabilities			57,968	64,207

Total liabilities			348,996	373,256

Stockholders’ equity			94,935	105,898
Accumulated other comprehensive income— net of income taxes			66,552	66,837

Total stockholders’ equity			161,487	172,735

Total liabilities and stockholders’ equity			$510,483	$545,991